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                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Spyglass, Inc. of our report dated October 19, 1999, except for Note 14 as to which the date is November 4, 1999, included in the 1999 Annual Report to Stockholders of Spyglass, Inc.

Our audits also included the financial statement schedule of Spyglass, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-06943, 333-08255, 333-08253, 333-14643, 333-42511,
and 333-83211) and on Form S-8 (File Nos. 33-95164, 33-95160, 33-95162,
33-95158, 333-2312, 333-04357, 333-40831, 333-47121, and 333-82351) of Spyglass,
Inc. of our report dated October 19, 1999, except for Note 15 as to which the date is November 4, 1999, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Spyglass, Inc.


                                                           /s/ Ernst & Young LLP




Chicago, Illinois
December 22, 1999